Inuvo, Inc. & Conversionpoint Technologies, Inc.
M&A Call
Wednesday, November 07, 2018 9:30 PM GMT

COPYRIGHT © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved spglobal.com/marketintelligence	1

Contents

Table of Contents
Call Participants	........................................................................................................................................................	3
Presentation	........................................................................................................................................................	4
Question and Answer	........................................................................................................................................................	8

Call Participants

EXECUTIVES

Richard K. Howe
Executive Chairman & CEO
Inuvo, Inc.

Robert Tallack
Chief Executive Officer
ConversionPoint Technologies Inc.

Raghu Kilambi
Vice Chairman and Chief Financial Officer
ConversionPoint Technologies Inc.

Wallace D. Ruiz
CFO & Secretary
Inuvo, Inc.

ANALYSTS

Jon Robert Hickman
Ladenburg Thalmann & Co. Inc., Research Division

Lisa R. Thompson
Zacks Investment Research, Inc.

Tim Klein
Lake Street Capital Markets

ATTENDEES

Sean Mansouri
Liolios Group, Inc.

Presentation

Operator

Welcome to the Inuvo and ConversionPoint Strategic Combination Conference Call.

Today's conference is being recorded.

At this time, I would like to turn the conference over to Mr. Sean Mansouri of Liolios. Please go ahead, sir.

Sean Mansouri
Liolios Group, Inc.

Thank you, and good afternoon. I'd like to thank everyone for joining us today for the Inuvo and ConversionPoint Strategic Combination Conference Call.

Today, Inuvo's Chief Executive Officer, Richard Howe; and Chief Financial Officer, Wally Ruiz, will be attending and are joined by ConversionPoint's Chief Executive Officer, Robert Tallack; and Chief Financial Officer, Raghu Kilambi.

Before we begin, I'm going to review the company's safe harbor statement. The statements in this conference call that are not descriptions of historical facts are forward-looking statements relating to future events, and as such, all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. When used in this call, the words anticipate, could, enable, estimate, intend, expect, believe, potential, will, should, project; and similar expressions as they relate to Inuvo are as such a forward-looking statement. Investors are cautioned that all forward-looking statements involve risks and uncertainties which may cause actual results to differ from those anticipated by Inuvo at this time. In addition, other risks are more fully described in Inuvo's public filings with the U.S. Securities and Exchange Commission, including our Form 8-K filed on November 5, 2018, Form 8-K and Form 10-Q filed on November 7, 2018, which can be reviewed at www.sec.gov.

With that, I'll now turn the call over to CEO Richard Howe.

Rich?

Richard K. Howe
Executive Chairman & CEO

Thank you, Sean. And thanks, everyone, for joining us today.

We are exceptionally enthusiastic to discuss the impending combination of 2 great companies, Inuvo and ConversionPoint Technologies.

ConversionPoint specializes in delivering world-class eCommerce technology solutions to leading global brands and retailers. They have offices in Newport Beach and Emeryville, California as well as an office in Minneapolis. They did about $50 million of revenue in their audited 2017 financials and were recently named by Inc. magazine as 1 of the top 100 fastest-growing private companies in the United States. They have existing integrations at well-known online retailers like Walmart.com and officedepot.com; have well-respected shareholders that include Menlo Ventures, Granite and IBM.

As we have stated in the past, our artificial intelligence platform has the potential to fundamentally change the way behavioral information is collected and used. We believe it is a game changer with respect to big data and artificial intelligence and is now expected to serve as a growth accelerator for the combined company. Inuvo has been searching for a partner that has existing relationships that could be leveraged, access to capital and a market where technology and data behind our IntentKey and ValidClick platforms could be better monetized and where value better reflected the intellectual property we have developed and patented. We knew we had exceptional capabilities. We just needed more capital and/or a partner that could help us leverage these capabilities.

Our thesis for the combination was simple. Inuvo sits on intent data and has access to tens of thousands of ads through relationships with the biggest tech and media companies in the world. ConversionPoint has software that manages consumer engagement across the eCommerce life cycle and the tools to take action on both intent data about consumers and the advertising used to message those consumers throughout their shopping experience. Each company has something the other required to achieve its objectives. And as a result, we are coming together to capitalize on an eCommerce market that, notwithstanding a few large players, is largely devoid of the technology our combined company is expected to deliver. We believe the appetite for these capabilities will be strong in light of the value proposition and could scale down market where the inability to compete online only becomes harder in light of this growing technological gap with those large players.

Our first face-to-face meeting with ConversionPoint was outstanding. Not only was I infinitely impressed with their team. I was excited by the potential synergies between the 2 businesses, a number of which were immediately evident in that first meeting. One of the keys to the IntentKey success is the AI platform's ability to automatically build and find look-a-like audiences for brands. This generally requires a lengthy sales and technical implementation process. We believe that ConversionPoint's existing technology currently in place with hundreds of well-known brands has the capability to utilize the IntentKey with minimal changes to the existing implementations. This means the combined company should be able to identify, describe and target new audiences for each of those clients without significant technical integration. Further, we believe the barriers to entry will be extreme for the combined company's competitors. Collectively, we would have 15 patents issued and 12 patents pending and a form of artificial intelligence that essentially manufactures data proprietarily through in-house managed data centers where over 400,000 transactions are processed per second. We have existing relationships and software technology that we believe would take years and significant expense to replicate.

The timing of this potential business combination is also relevant. As discussed over last year, we had already been shifting our focus from the supply or publisher side of our business in an effort to drive growth in our higher-margin demand business with the IntentKey. During the third quarter, this supply side of the business decreased at a rate of decline faster than we had anticipated and did negatively impact revenue and our bottom line. In the context of our acquisition by ConversionPoint, we do not believe this publisher-facing business is strategic to our combined vision and market focus on eCommerce. While our third quarter financial results were soft, we remain focused on growing the IntentKey. Since our last earnings release, we have signed a number of significant new brands as IntentKey customers, including a top 3 issuer, a preeminent brand in audio, a leading online marketplace and a well-renowned research hospital. These companies can do business with anybody. They chose Inuvo.

For the 9-month period ending September 30, 2018, revenues were up 1% to $56.3 million; and adjusted EBITDA, a non-GAAP measure, was a loss of $195,000. Net loss for the 9 months was $3.7 million, 9% improved year-over-year. Our third quarter earnings release is on Inuvo's website and includes a reconciliation of non-GAAP results to GAAP results. We expect to build off this base leading into the close of the acquisition, when ConversionPoint is expected to bring with it near-term upsell opportunities to many of their existing eCommerce clients. More on that later.

We also reported in our press release that the combined company CEO would be Robert Tallack, who joins me here today. And the combined company's CFO will be Raghu Kilambi, who is also on the call. After closing, I will be moving to a non-operating role as Chairman. And Inuvo's Chief Financial Officer, Wally Ruiz; and General Counsel, John Pisaris, will each be transitioning out of the company within 6 months following the close.

I'm pleased to have Robert joining me here today and would like to turn the call over to him so he can talk about our shared vision for the combined operations.

Robert?

Robert Tallack
Chief Executive Officer

Excellent. Thank you, Rich. We share your enthusiasm for this merger, and we are equally impressed with your team as well as the technologies Inuvo has developed.

We cofounded ConversionPoint 2 years ago with the intention of creating a unified eCommerce platform to help world-class retailers and brands run effective online eCommerce campaigns. eCommerce is already a $450 billion category in the U.S.A. alone and much larger worldwide. Retailers are competing to win customers in a crowded marketplace which is still with individual point marketing solution. Amazon has actually been a primary example of a company that focuses on using technology-driven data collections for the purposes of improving customer engagement and ultimately conversion. Amazon's first-party data and consumer insight is one of the main reasons why they're such a success. Our mission is simple, to provide Amazon-level data and insight to retailers running eCommerce programs both on their own websites as well as large online retailers like Walmart.com.

ConversionPoint already possesses software technology that does a number of things, including enhancing product experiences, optimizing media, enabling upsells, managing logistics and running retargeting campaigns for customers who leave their shopping experiences before purchasing. Now as Rich correctly pointed out, what we were missing was world-class AI-driven data about the customers, data that's not limited to their immediate shopping interests. And ConversionPoint already has some insight, we already had some data, but it was limited to the current engagement with a customer. And while we'd evaluated many potential acquisition candidates, we were simply blown away with the artificial intelligence that underpins the IntentKey. And we were very impressed with the relationships and access to media inventories within the ValidClick platform. We were looking for a win-win; and in Inuvo, we found it in the technology and the people and the culture and clients. And we, of course, saw an immediate fit with the overall strategy. We could not be happier.

There will be new a positioning for the combined business with a hyperfocus on eCommerce. We'll be going to market as one of the first data-powered eCommerce platforms built around artificial intelligence. Our joint plan is to combine our data sets in a manner that augments the IntentKey. I'll give you an example. Currently, the ConversionPoint technologies see around 10 billion product-oriented page views monthly. Through the integration with Inuvo, this information will make the IntentKey even smarter. We will initially be targeting mid-size eCommerce businesses, with the goal to serve both large and small online retailers. As Rich pointed out in his remarks, we already have online retailers like Walmart. However, we also have a long list of clients, including Costco, Best Buy, Dish and many more.

Operationally, we expect to organize around 3 operational segments: an online retail software segment, an AI data segment and a direct channel software segment. Trey Barrett, Inuvo's COO, is expected to be the president of the AI data segment, reporting directly to me. As our plan is to integrate the Inuvo data across all the businesses, Trey's role will be important to the future of the entire company's success. Existing ConversionPoint leaders will be the operator to the other 2 segments. And from a synergy perspective, the teams have identified and continue to identify numerous potential revenue- and margin-enhancing collaborations. And with that said, it's clear that upselling ConversionPoint's online retailers and agency partners with the IntentKey offers the most revenue and margin acceleration potential, and we'll be focusing on delivering the synergy following the close of the transaction. We've also quantified a number of expense synergies that should help the bottom line, and we'll be providing additional information about this as we get closer to the acquisition.

I'm very excited about this combination, a great fit both technically and culturally. And at this time, I'd like to turn the call over to Raghu Kilambi, ConversionPoint's CFO, to explain the transaction in more details.

Thank you.

Raghu Kilambi
Chief Financial Officer

Thank you, Robert and Rich. I share your passion for this deal.

ConversionPoint has offered and Inuvo accepted cash and stock with a total estimated value of $75.5 million, of which approximately $15.3 million would be in cash and an estimated $60.2 million would be equity of the combined company. Inuvo shareholders would own approximately 29% of that combined company with -- before any dilution from financing. This total consideration translates into $0.45 per Inuvo share in cash and an estimated $1.77 per Inuvo share in equity. The equity component of the valuation was based on ConversionPoint's most recent 2018 equity funding, which valued ConversionPoint's common shares at $9.21 per share, for a total estimated equity valuation for ConversionPoint of $146 million.

A new holding company has been formed, and both Inuvo and ConversionPoint will be rolled into that holding company as wholly owned subsidiaries. The holding company's capitalization will include approximately 6.4 million shares for Inuvo shareholders and approximately 15.6 million shares for ConversionPoint stockholders, for a total capitalization pre refinancing of 22 million shares. The exchange ratio for Inuvo shareholders associated with this new capitalization is 0.1877 (sic) [ 0.18877 ] shares of the holding company for each one Inuvo share owned. Or approximately 5.3 Inuvo shares would equal 1 share of the holding company after payment of $0.45 cash per share. For ConversionPoint shareholders, the exchange ratio is 0.9840 shares of the holding company in exchange for each ConversionPoint share. We are in the process of preparing to file a Form S-4 with the SEC to register the shares of the common stock issued in the acquisition. And we intend to file listing applications with both the Nasdaq Capital Market and the Toronto Stock Exchange for the holding company shares.

We expect to close the transaction in the first quarter of 2019; and further expect to be able to meet the $36 million capital requirement that was part of the deal through the issuance of equity and/or debt, a portion of the cash of which will be used to satisfy the cash component of the payment to Inuvo shareholders. We've had strong support internally, with all of Inuvo's directors and executive officers as well as ConversionPoint Technologies stockholders owning 70% of Conversionpoint Technologies' outstanding shares signing support agreements in favor of the acquisition.

I'd like to turn the call back to Rich for closing comments.

Richard K. Howe
Executive Chairman & CEO

Thanks, Raghu.

After the acquisition, we envision a combined company with technologies, data sources and industry partners capable of serving the demand for data-driven eCommerce experience across small, medium and large business segments. I see 2 similar cultures with roughly 190 associates who want to win. I see a potentially lucrative upsell with the IntentKey. And I see numerous revenue and expense synergies that will be fully quantified with plans of action prior to the expected close in the first quarter of 2019. For our Inuvo stockholders, we see this as not only opportunity to obtain a fair valuation today but also to participate in the future success of the combined operations.

Before we move on to questions-and-answers session, I do want to proactively address any questions regarding the financing contingency in the transaction. We are not permitted to discuss the details or status of the proposed financing due to SEC regulations, other than to reiterate what was disclosed in the press release, which is that the closing of the transaction is contingent on raising $36 million in gross proceeds from the issuance of equity and/or debt by ConversionPoint, a portion of which will be used to fund the cash portion of the acquisition transaction.
I'd like to now turn the call back over to the operator for questions and answers.

Question and Answer

Operator

[Operator Instructions] And we'll take our first question from Lisa Thompson with Zacks Investment Research.

Lisa R. Thompson
Zacks Investment Research, Inc.

Congratulations.

Richard K. Howe
Executive Chairman & CEO

Thank you, Lisa.

Lisa R. Thompson
Zacks Investment Research, Inc.

So all right. So let me try to understand. I mean, first off, you said that there were $50 million in revenues. Is that a run rate or -- for 2018 or 2017? What was that?

Richard K. Howe
Executive Chairman & CEO

I'll let Raghu answer that for ConversionPoint.

Raghu Kilambi
Chief Financial Officer

Lisa, this is Raghu from ConversionPoint. The $50 million noted in the press release were audited 2017 revenues. Unfortunately, until we file our S-4, which I mentioned in my comments, we cannot make any comments on ConversionPoint's financial performance in 2018 and any projections moving forward. Those items will be disclosed in the Form S-4 which we'll file in a few weeks with the SEC.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay, so that's the first time we'll see any information, correct?

Raghu Kilambi
Chief Financial Officer

That is correct.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay. So just I just want to understand this, the procedure here. So you're going to file that. We're gonna get your financial numbers and then be able to put some sort of model together. And then you are going out to try to do a financing as a private company. Is that right?

Raghu Kilambi
Chief Financial Officer

Well, we're also in addition going -- the -- to file applications to list the holding company shares that both ConversionPoint and Inuvo shareholders will have on the Nasdaq capital markets and the Toronto Stock Exchange. And per the press release, we are looking at different equity and debt financing alternatives for the $36 million. We cannot comment anymore on that, per SEC rules.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay, so -- but you don't -- you can't close the deal until you raise the financing. Is that correct?

Raghu Kilambi
Chief Financial Officer

That is correct.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay, so then that happens next. And then that might simultaneously happen with closing the deal, right, and listing but also...

Raghu Kilambi
Chief Financial Officer

That is correct.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay. Because I know that shareholders are concerned that there is going to be any period where they own a bunch of private company stock and have no liquidity. So you don't anticipate that happening, okay.

Raghu Kilambi
Chief Financial Officer

That is not -- we do not anticipate that happening, based on similar transactions within the marketplace. Inuvo shares would close one day and be less than the new ConversionPoint shares with less the next day. And shareholders of -- at the record date, of Inuvo would end up receiving the cash and obviously shares of the new co. That will be publicly traded.

Lisa R. Thompson
Zacks Investment Research, Inc.

And this will probably all happen in the first quarter, correct?

Raghu Kilambi
Chief Financial Officer

That is correct.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay, so we just have a few weeks here. We don't know what -- [ who bought what bought at ] because we have no numbers, right? So because I'm trying to understand. Obviously, there's a huge discount between the offering price and where the stock is trading right now. And I guess that's the whole risk profile of we don't know what we're getting and if it's even going to close, correct?

Raghu Kilambi
Chief Financial Officer

Yes. I think most M&A deals that you see do have in a range of a discount unless another bid is expected, but even in -- there's a discount even in the IBM Red Hat deal, which is in the multiple -- tens of billions of dollars. It's over 10%. And so we -- Inuvo has obviously had a -- and its management team on their MD&A have had tremendous opportunities to do due diligence on our team, our vision and our numbers. They can't share them, but this deal has been done with full, open disclosure of our financial information to Inuvo's management team and their Board of Directors.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay, all right. So Rich and Wally, as far as the quarter goes, it's I see -- I understand the revenues dropping off because you're not doing any more publishing kind of stuff, but it seemed like marketing was the same number as usual. How does that work?

Richard K. Howe
Executive Chairman & CEO

So let me answer that. And then Wally, I'll turn it over to you to comment on this, but when we talk about the publisher side of our business, Lisa, there's kind of 2 components to it. There's the actual publisher website that we manage ourselves, but there's a technology component too. In our industry, that's called an SSP. We actually have a platform that serves other parties. And we had told our shareholders on -- starting as early as the beginning of this year, that we were going to exit that. And we did. We didn't expect the revenue to fall off as fast as it did, but we did absolutely design to get out of that part of our business. So that's -- it's that part that we've declined it.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay. And are we seeing the full impact in the reduction of expenses because of leaving that business? Or is there a little bit more to come?

Richard K. Howe
Executive Chairman & CEO

Wally, do you want to take that?

Wallace D. Ruiz
CFO & Secretary

Sure. I think there's more to come, Lisa. I think we've seen -- I think you're seeing it there in the compensation already. And you're starting to see it the SG&A. And you can see the margins, the gross margins, are somewhat higher than last year; and that is because of the change in mix and the change in focus. So you here -- I think you will continue to see some benefits in the restructuring that we've done.

Lisa R. Thompson
Zacks Investment Research, Inc.

And do you have like a new number of what your break-even revenues would be with this new cost structure?

Wallace D. Ruiz
CFO & Secretary

Well -- and so we'd be at a -- yes. So the revenue in the quarter would be somewhere, under this new structure, at about 20 million.

Lisa R. Thompson
Zacks Investment Research, Inc.

Okay, all right, good to know. So I guess I'll let other people ask questions. So we're just going to wait for the next filing, where we'll get the numbers and pro formas and things like that. Is that...

Richard K. Howe
Executive Chairman & CEO

The S-4, yes. I think, Lisa, that's [indiscernible].

Operator

[Operator Instructions] We'll take our next question from Tim Klein with Lake Street Capital.

Tim Klein
Lake Street Capital

I'm on for Eric today. And I just wanted to congratulate you on putting your heads together and to really look at the market, I think, in a much more forward way. It definitely seems to have great transformative potential. So along those lines, I just wondered on the synergy side, Rich or Robert or Raghu, if you can give us some sense of some of the triggers where you identify that synergy and things like is ConversionPoint currently an IntentKey user. Is there any overlap in the customer base? Can you give us some color a little bit on the synergy that you identified?

Richard K. Howe
Executive Chairman & CEO

Thanks, Tim. I'm going to turn that over to Robert and Raghu to answer them for you.

Robert Tallack
Chief Executive Officer

It's Robert Tallack here. On the revenue synergy side, I'll speak to that part of it. We're very excited because ConversionPoint spent the last -- a good part of really the company's 10 years building this incredible eCommerce technology business with numerous clients; and incredible retailer relationship, partnerships with the Walmart.coms of the world. And when we look at the strength of the IntentKey system, this AI-powered engine that Inuvo has, we feel it's going to be able to help essentially turbocharge our current lines of revenue with those -- with the different partners, so the agencies using our technology, the retailers using our technology. All of it becomes more powerful. All of it becomes more valuable when you power it with IntentKey. I know that's not overly descriptive, but just from a general perspective we feel that IntentKey will become the AI-driven engine that's going to power all of our existing technologies. And as we're able to announce this to our partners, like Walmart.com, et cetera, we feel they're going to be very excited about the new, enhanced capabilities of our existing technologies. And what I really like about it is it doesn't require us to do a bunch of R&D or create something new or go pioneer any new business. We're going to be able to expand the partnerships and revenue channels that already exist for ConversionPoint. That's what we're very excited about.

Tim Klein
Lake Street Capital

Okay, great. That's helpful. I understand. It makes sense. So as you guys look at the market that's in front of you, right -- I mean you talk about this example of Amazon and what it's doing within its own ecosystem, right, but if you -- as we look out at the rest of the world that's trying to compete against that and you're helping them, how is -- are there any competitors that are doing what you're going to be trying to do by combining ConversionPoint and IntentKey? And -- or if not, what are you replacing? Is it kind of internal, kind of internally made systems? Or give us a sense for the market that you're going to be attacking with this to the extent that it's defined already.

Richard K. Howe
Executive Chairman & CEO

So Robert, I think that's for you too.

Robert Tallack
Chief Executive Officer

I'm going hand this over to Raghu for a moment. I think he's got a good handle on this one.

Raghu Kilambi
Chief Financial Officer

And in terms of taking a look, Tim, at the market right now, what ConversionPoint has seen is that there are many point solutions that offer individual components of a full eCommerce ecosystem and particularly for small and medium businesses that we define as between $5 million and $150 million to $200 million in revenues. That creates great confusion, as companies have to integrate 6 to 10 different technologies to fully automate the eCommerce process. In terms of our look at the marketplace, certainly in North America and looking at the non-Amazon world, which is -- includes companies that have online stores on Shopify and BigCommerce and online retailers like Walmart.com and officedepot.com, there is not a end-to-end full-spectrum eCommerce ecosystem that exists. We believe that, certainly with the IntentKey technology that we have in place, we can go from big data and prospecting and targeting customers better than they could ever be targeted before, all the way through to, well, logistics and delivery at the end of our software ecosystem and then remarketing and retargeting customers. It's a very, very powerful and needed platform for the small, medium business market in eCommerce.

Tim Klein
Lake Street Capital

Okay, Raghu, that's helpful color. I mean I would say it is a very disparate market. And I think there is a tremendous opportunity to providing some clarity and some singular solution sets to that. Again, congrats on putting this together.

Richard K. Howe
Executive Chairman & CEO

Thanks, Tim.

Operator

We will take our next question from Jon Hickman with Ladenburg.

Jon Robert Hickman
Ladenburg Thalmann & Co. Inc., Research Division

As an analyst, I spend a lot of time trying to figure out valuation. And I've been following Inuvo for a long time. Can you give us any insight into how you came up with the $75 million...

Richard K. Howe
Executive Chairman & CEO

We'll turn that over to Raghu -- yes. Thanks, Jon. I'm going to ask Raghu to answer that.

Raghu Kilambi

All right. We took a look at Inuvo's 2017 figures, and it's certainly run rate to the first 6 months which were in the $75 million to $80 million range. We looked at some public comps that were trading out there and made an offer at approximately 1x revenues, if you look at -- depending on what period you look at, certainly the last 12 months annualized. And that was the discussions that we had with Inuvo's management team and board, was giving them an opportunity to certainly get a cash portion but then, even with a premium, join with ConversionPoint and go out together to build even a bigger company can -- that can dominate the eCommerce market. So I'm -- we know, I'm sure that Rich and his management team have had other discussions, but we felt our offer provided the best combination solution for some immediate liquidity for shareholders and then a piece that has a very long-term, significant capital markets upside.

Jon Robert Hickman
Ladenburg Thalmann & Co. Inc., Research Division

Okay. One other question from me, Rich. So you got rid of the sell-side platform. Are you -- did you indicate that you were getting rid of your publishing sites too?

Richard K. Howe
Executive Chairman & CEO

No. No, we're not, no. I think, like we've explained in the past, those sites really have a dual purpose, and they will continue to have a dual purpose. One is a technical purpose. They allow us to develop technologies and test them. They give us competitive reconnaissance as well. And then of course, the other one is just the sheer nature of the publishing aspect of it, but no, we don't have any plan to get rid of that.

Jon Robert Hickman
Ladenburg Thalmann & Co. Inc., Research Division

Okay, so when -- can you tell? Like did you shut down your sell-side platform at the beginning of the quarter, or in the middle? Or...

Richard K. Howe
Executive Chairman & CEO

No. We started, Jon, at the beginning of the year. And we saw a dropoff, just to quantify it. I mean we saw a dropoff in the second quarter that we kind of expected. And then we saw a faster dropoff in the third quarter than we had anticipated. We knew it was going to tail off. That's what happens when you start reducing the focus on one part of the business, but we estimated a longer tail than what happened.

Jon Robert Hickman
Ladenburg Thalmann & Co. Inc., Research Division

And so the marketing expense that's left is all generated -- well, is all -- is that old traffic that you guys had generated to -- for the -- for your own publishing site. Does -- that expense will kind of continue going forward, right?

Richard K. Howe
Executive Chairman & CEO

Yes, the majority of it.

Jon Robert Hickman
Ladenburg Thalmann & Co. Inc., Research Division

Okay, okay. So could you -- I'm sorry. I didn't quite hear the number of people if you combine the 2 entities. How many employees...

Richard K. Howe
Executive Chairman & CEO

About 190. 190...

Unknown Executive

190...

Richard K. Howe
Executive Chairman & CEO

ConversionPoint's got like -- ConversionPoint has 124, and we've got 67. So almost -- a little bit more than 190.

Jon Robert Hickman
Ladenburg Thalmann & Co. Inc., Research Division

Okay. And then can you explain, I don't know who wants to take this question, why there's dual listing in Toronto?

Richard K. Howe
Executive Chairman & CEO

I'll turn that over to Raghu.

Raghu Kilambi
Chief Financial Officer

The main reason for the Toronto listing is our main comp is Shopify, which is a Canadian company that's dual listed in the U.S. and on the Toronto markets. What -- Robert and I and Rich are actually ex-pat Canadians in the United States. And so we have tremendous and senior investment banking and investor relationships in that market, and there's a lot of liquidity there. And in our conversations with investment bankers that came over the wall on the deal, we have a lot of enthusiasm out of that marketplace. And so it's a sophisticated large-capital market thriving in many spaces right now, including technology. And Shopify is a name that every Canadian institutional and retail investor knows. And we believe we're building, certainly with Inuvo, a comparable company to them.

Operator

That concludes today's question-and-answer session. I'd now like to turn the conference back to Richard Howe for any additional or closing remarks.

Richard K. Howe
Executive Chairman & CEO

Thank you, operator. And thank you, everybody, for joining us today. We're, as you can tell, exceptionally excited about the future potential of this combination. And we're pleased with this outcome for our shareholders.

Thank you very much.

OperatorThis concludes today's call. Thank you for your participation. You may now disconnect.
Copyright © 2018 by S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved.

These materials have been prepared solely for information purposes based upon information generally available to the public and from sources believed to be reliable. No content (including index data, ratings, credit-related analyses and data, research, model, software or other application or output therefrom) or any part thereof (Content) may be modified, reverse engineered, reproduced or distributed in any form by any means, or stored in a database or retrieval system, without the prior written permission of S&P Global Market Intelligence or its affiliates (collectively, S&P Global). The Content shall not be used for any unlawful or unauthorized purposes. S&P Global and any third-party providers, (collectively S&P Global Parties) do not guarantee the accuracy, completeness, timeliness or availability of the Content. S&P Global Parties are not responsible for any errors or omissions, regardless of the cause, for the results obtained from the use of the Content. THE CONTENT IS PROVIDED ON "AS IS" BASIS. S&P GLOBAL PARTIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, FREEDOM FROM BUGS, SOFTWARE ERRORS OR DEFECTS, THAT THE CONTENT'S FUNCTIONING WILL BE UNINTERRUPTED OR THAT THE CONTENT WILL OPERATE WITH ANY SOFTWARE OR HARDWARE CONFIGURATION. In no event shall S&P Global Parties be liable to any party for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs or losses caused by negligence) in connection with any use of the Content even if advised of the possibility of such damages. S&P Global Market Intelligence's opinions, quotes and credit-related and other analyses are statements of opinion as of the date they are expressed and not statements of fact or recommendations to purchase, hold, or sell any securities or to make any investment decisions, and do not address the suitability of any security. S&P Global Market Intelligence may provide index data. Direct investment in an index is not possible. Exposure to an asset class represented by an index is available through investable instruments based on that index. S&P Global Market Intelligence assumes no obligation to update the Content following publication in any form or format. The Content should not be relied on and is not a substitute for the skill, judgment and experience of the user, its management, employees, advisors and/or clients when making investment and other business decisions. S&P Global Market Intelligence does not act as a fiduciary or an investment advisor except where registered as such. S&P Global keeps certain activities of its divisions separate from each other in order to preserve the independence and objectivity of their respective activities. As a result, certain divisions of S&P Global may have information that is not available to other S&P Global divisions. S&P Global has established policies and procedures to maintain the confidentiality of certain nonpublic information received in connection with each analytical process.

S&P Global may receive compensation for its ratings and certain analyses, normally from issuers or underwriters of securities or from obligors. S&P Global reserves the right to disseminate its opinions and analyses. S&P Global's public ratings and analyses are made available on its Web sites, www.standardandpoors.com (free of charge), and www.ratingsdirect.com and www.globalcreditportal.com (subscription), and may be distributed through other means, including via S&P Global publications and third-party redistributors. Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees.
© 2018 S&P Global Market Intelligence.

COPYRIGHT © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved spglobal.com/marketintelligence	2